MFS SERIES TRUST X

                                            CERTIFICATION OF AMENDMENT
                                              TO DECLARATION OF TRUST

                                              REDESIGNATION OF SERIES

         Pursuant to Section 9.3 of the Amended and Restated Declaration of Trust dated January 1, 2002, as amended (the "Declaration"), of MFS Series Trust X (the "Trust"), the Trustees of the Trust hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

1. The series designated as MFS High Yield Fund shall be redesignated as MFS High Income Advantage Fund.

         Pursuant to Section 6.9(i) of the Declaration, this redesignation of series of Shares shall be effective upon the execution of a majority of the Trustees of the Trust.


         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this redesignation of series this ______ day of ______________, 2002.


JOHN W. BALLEN
John W. Ballen
8 Orchard Road
Southborough MA  01772

LAWRENCE H. COHN
Lawrence H. Cohn
45 Singletree Road
Chestnut Hill MA  02167

SIR J. DAVID GIBBONS
Sir J. David Gibbons
"Leeward"
5 Leeside Drive
"Point Shares"
Pembroke,  Bermuda  HM  05

WILLIAM R. GUTOW
William R. Gutow
3 Rue Dulac
Dallas TX  75230

J. ATWOOD IVES
J. Atwood Ives
17 West Cedar Street
Boston MA  02108

ABBY M. O'NEILL
Abby M. O'Neill
200 Sunset Road
Oyster Bay NY  11771

KEVIN R. PARKE
Kevin R. Parke
33 Liberty Street
Concord MA  01742

LAWRENCE T. PERERA
Lawrence T. Perera
18 Marlborough Street
Boston MA  02116

WILLIAM J. POORVU
William J. Poorvu
975 Memorial Drive  Apt. 710
Cambridge MA  02138

JEFFREY L. SHAMES
Jeffrey L. Shames
38 Lake Avenue
Newton MA  02459

J. DALE SHERRATT
J. Dale Sherratt
86 Farm Road
Sherborn MA  01770

ELAINE R. SMITH
Elaine R. Smith
75 Scotch Pine Road
Weston MA  02493

WARD SMITH
Ward Smith
36080 Shaker Blvd.
Hunting Valley OH  44022